CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02195) of Gehl Company of our report dated June 3, 2005 relating to the 2004 financial statements of the Gehl Savings Plan, which appears in this Form 11-K.

/s/ Wipfli LLP

Wipfli LLP
Milwaukee, Wisconsin
June 27, 2005